SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C.  20549

                       SCHEDULE 13D

        Under the Securities Exchange Act of 1934

                  THACKERAY CORPORATION
                    (Name of Issuer)

         Common Stock, par value $.10 per share
             (Title of Class of Securities)

                       883217 10 1
          (CUSIP Number of Class of Securities)

                  Edmund C. Duffy, Esq.
          Skadden, Arps, Slate, Meagher & Flom
                    919 Third Avenue
                New York, New York  10022
                     (212) 735-3000
(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

                       May 8, 1992
              (Date of Event which Requires
                Filing of this Statement)

If the filing person has previously filed a statement on
Schedule 13G to report the acquisition which is the subject of this Schedule 13D and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box: ( ).

Check the following box if a fee is being paid with this
Statement:  ( ).

                 Exhibit Index on Page 15



                        SCHEDULE 13D

   CUSIP NO. 883217101

    1  NAME OF REPORTING PERSON
       S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

             Estate of Peter J. Sharp

    2  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                            (A) ( )
                                                            (B) ( )

    3  SEC USE ONLY

    4  SOURCE OF FUNDS*
        Not Applicable

    5  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
       ITEMS 2(d) or2(E)                                                  ( )

    6  CITIZENSHIP OR PLACE OF ORGANIZATION

                                   7  SOLE VOTING POWER
                 NUMBER OF              937,500
                  SHARES
                 BENEFICIALLY
                   OWNED BY        8  SHARED VOTING POWER
                    EACH                562,500
                  REPORTING
                  PERSON           9  SOLE DISPOSITIVE POWER
                   WITH                 937,500

                                  10  SHARED DISPOSITIVE POWER
                                        562,500

   11  AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

           1,500,000

   12  CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*
                                                                  ( )

   13  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
            Approximately 29.4%

   14  TYPE OF REPORTING PERSON*
           OO


                        SCHEDULE 13D

   CUSIP NO. 88321710

    1  NAME OF REPORTING PERSON
       S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

             Peter J. Sharp & Co., Inc.

    2  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                            (A) ( )
                                                            (B) ( )

    3  SEC USE ONLY

    4  SOURCE OF FUNDS*
          Not Applicable

    5  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
       ITEMS 2(d) or2(E)                                                  ( )

    6  CITIZENSHIP OR PLACE OF ORGANIZATION

                                   7  SOLE VOTING POWER
             NUMBER OF
             SHARES
            BENEFICIALY            8  SHARED VOTING POWER
              OWNED BY                  562,500
                EACH
             REPORTING             9  SOLE DISPOSITIVE POWER
            PERSON WITH
                                  10  SHARED DISPOSITIVE POWER
                                        562,500

   11  AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

           562,500

   12  CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*
                                                                        ( )

   13  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
           Approximately 11%

   14  TYPE OF REPORTING PERSON*
              CO


Item I.   Security and Issuer.

          This statement on Schedule 13D relates to shares of common stock, par value $.10 per share (the
"Shares"), of Thackeray Corporation, a Delaware corporation ("Thackeray" or the "Issuer"), the principal executive offices of which are located at 20 East 53rd
Street, New York, New York 10022.

Item II.  Identity and Background.

          This statement is being filed jointly by a group comprised of the Estate of Peter Sharp (the
"Estate") and Peter Sharp & Co., Inc., a New York corporation (the "Company" and, together with the Estate, the "Filing Persons"). The Estate is the sole shareholder of the Company. The agreement among the Filing Persons with respect to the filing of this statement is attached hereto as Exhibit 1. Mr. Peter J.
Sharp and the Company, as part of a larger group (the
"Group"), had previously filed a statement on Schedule
13D relating to the Shares on April 8, 1981 (together with all amendments thereto, the "Group 13D"). On April
17, 1992, Mr. Sharp died.  Thereafter, the Estate and the
Company informed the other members of the Group of their withdrawal from the Group.

          As described below in Item 3 hereof, the Estate succeeded to Mr. Sharp's interest in its Shares upon Mr.
Sharps' death. Except as described in this Statement, the Filing Persons have no agreements, arrangements or understandings regarding the holding or voting of their Shares or any future purchases or dispositions of Shares.

          The business address of the Estate is c/o
Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue,
New York, New York 10022, Attention:  Edmund C. Duffy,
Esq.  The Estate is administered by three executors, Ms.
Caroline M. Sharp, Mr. Peter H. Sharp and Ms. Randall A.
Sharp.  Letters testamentary were issued on May 8, 1992.

          The Company is a New York corporation with its principal office located at 1370 Avenue of the Americas, New York, New York 10019. John Sladkus, a director of the Company, is a director of Thackeray.

          Schedule A attached hereto sets forth
additional information required by this Item 2 with respect to (i) each executor of the Estate and (ii) each director and executive officer of the Company.

          During the last five years, none of the Filing
Persons or the persons set forth on Schedule A has been convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which it was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or State securities laws or finding any violation with respect to such laws.

Item III. Source and Amount of Funds or Other
          Consideration.

          The Shares owned by the Estate devolved to the Estate, without consideration, upon the death of Mr.
Peter J. Sharp on April 17, 1994. The Company received its Shares as is set forth in the Group 13D.

Item IV.  Purpose of Transaction.

          Each of the Filing Persons intends to hold its respective Shares for investment. Subject to, among other things, fiduciary duties, market conditions and business developments, the Filing Persons may sell a portion or all their respective Shares, or may purchase additional Shares, from time to time in the open market, in privately negotiated transactions or otherwise. The
Filing Persons reserve the right to change their intent based on a continuing review of their investments and future developments.

          Although the Filing Persons are filing the statement jointly as a group, each reserves the right to make independent investment decisions concerning its ownership, voting and disposition of the Shares.

          Although the foregoing represents the range of activities presently contemplated by the Filing Persons with respect to Thackeray, it should be noted that their possible activities are subject to change at any time.
Except as set forth above, the Filing Persons have no present plans or intentions which would result in or relate to any of the transactions described in subparagraphs (a) through (j) of Item 4 of this statement.

Item V.   Interests in Securities of the Issuer.

          The Estate is the beneficial owner of 1,500,000
Shares, representing approximately 29.4% of the 5,107,401
Shares outstanding on August 3, 1992, as reported in Thackeray's Quarterly Report on Form 10-Q for Thackeray's fiscal quarter ended June 30, 1992 (the "Outstanding
Shares"), of which 562,500 Shares are held by the Company and 937,500 are held by the Estate. The Company is the owner of 562,500 Shares, representing approximately 11% of the Outstanding Shares. The Filing Persons may constitute a "group" within the means of the rules and regulations issued under Section 13(d) of the Exchange
Act. Accordingly, each of the Filing Persons may be deemed to beneficially own all Shares owned by any of the Filing Persons.

          The Filing Persons have the direct power to vote or direct the vote and to dispose or to direct the disposition of Shares with respect to all the Shares stated to be owned by the respective Filing Persons in
Item 5, as more fully described in Item 4 herein.

          There were no transactions in the Shares by the Filing Persons during the past sixty days.

Item VI.  Contracts, Arrangements, Understandings or
          Relationships with Respect to Securities of the Issuer.

          The Shares are subject to a Registration
Agreement entered into by the predecessor of Thackeray.
The Registration Agreement provides that the holders of an aggregate of 250,000 of such Shares may require the Issuer to register the Shares at the Issuer's expense.
Although the parties to the Registration Agreement have the right to request an unlimited number of registrations, the Issuer is not obligated to file more than one registration statement in any calendar year.
The Issuer has no obligation to file a registration statement if the sale of such Shares can be made pursuant to an exemption under the Securities Act of 1933. The
Registration Agreement also requires the Filing Persons to notify the Issuer prior to selling or transferring
Shares.

          Pursuant to statute and Mr. Sharp's will, the executors of the Estate share the power to vote and dispose of the securities held by the Estate.

          Except as described in this Statement, the Filing Persons have no contracts, arrangements, understandings or relationships (legal or otherwise) with any person with respect to any securities of Thackeray.

Item VII. Material to be filed as Exhibits.

          Exhibit 1:   Joint Filing Agreement, dated
                       September 10, 1992, between the
                       Estate of Peter Sharp and Peter
                       Sharp & Co. Inc.


                        SIGNATURE

          After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Statement is true, complete and correct.

Dated:  September 10, 1992

                    PETER SHARP & CO., INC.

                    By:  /s/ Barry Tobias
                         Name:  Barry Tobias
                         Title: Chief Financial Officer


                        SIGNATURE

         After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Statement is true, complete and correct.

Dated:  September 10, 1992

                    THE ESTATE OF PETER SHARP

                    By:  /s/ Caroline M. Sharp
                         Caroline M. Sharp, Executrix

                    By:  /s/ Peter H. Sharp
                         Peter H. Sharp, Executor

                    By:  /s/ Randall A. Sharp
                         Randall A. Sharp, Executrix


                        SCHEDULE A

                THE ESTATE OF PETER SHARP

                        Executors

          The following information sets forth the name, citizenship, residence or business address and present principal occupation, and the name, principal business and address of any corporation in which such employment is conducted of each of the executors of the Estate of Peter Sharp (the "Estate"). Each of the directors and executive officers of the Estate is a citizen of the United States.

                              Position with the Estate;
Name and Address              Present Principal Occupation

Caroline M. Sharp             Executrix
1551 Calmar Ct.
Los Angeles, CA  90024

Peter H. Sharp                Executor; President, Peter
1370 Avenue of the Americas   Sharp & Co., Inc., real
New York, New York  10019     estate management

Randall A. Sharp              Executrix
325 E. 79th St.
New York, NY  10021


                  SCHEDULE A (continued)

                 PETER SHARP & CO., INC.

             Directors and Executive Officers

          The following information sets forth the name, citizenship, business address and present principal occupation of and the name, principal business and address of any corporation in which such employment is conducted each of the directors and executive officers of Peter Sharp & Co., Inc. (the "Company"). Each of the directors and executive officers of the Company is a citizen of the United States.

                              Position with the Company;
Name and Business Address     Present Principal Occupation

Edmund Duffy                  Director; Attorney with
919 Third Avenue              Skadden, Arps, Slate,
New York, New York  10022     Meagher & Flom, law firm

John Sladkus                  Director, acting Chief
1370 Avenue of the Americas   Operating Officer
New York, New York  10019

Peter H. Sharp                President, Director
1370 Avenue of the Americas
New York, New York  10019

Barry Tobias                  Chief Financial Officer,
1370 Avenue of the Americas   Director
New York, New York  10019

Norman Peck                   Director; Managing Partner,
437 Madison Avenue            Schroder Associates, real
New York, New York  10022     estate

Charles Herrick               Treasurer, Vice President -
1370 Avenue of the Americas   Finance
New York, New York  10019

J. Everett Hill               Secretary
1370 Avenue of the Americas
New York, New York  10019


                      EXHIBIT INDEX

 Exhibit                                         Sequential
  Number                 Document                   Page
                                                   Number

    1      Joint Filing Agreement, dated             16
           September 10, 1992, between The
           Estate of Peter Sharp and The Peter
           Sharp & Co.Inc.


                                                Exhibit 1

                  JOINT FILING AGREEMENT

          The Estate of Peter Sharp and Peter Sharp &
Co., Inc. (hereinafter collectively referred to as the "Filing Persons") each hereby agrees to file jointly a
Schedule 13D and any amendments thereto relating to the Common Stock, par value $.10 per share, of Thackeray
Corporation, as permitted by Rule 13d-1 of the Securities
Exchange Act of 1934, as amended.  Each of the Filing
Persons agrees that the information set forth in such
Schedule 13D and any amendments thereto with respect to such person will be true, complete and correct as of the date of such Schedule 13D or such amendment to the best of such Person's knowledge and belief after reasonable inquiry. Each of the Filing Persons makes no representation as to the accuracy or adequacy of the information set forth in such Schedule 13D and any amendments thereto with respect to any other Filing
Person. Each of the Filing Persons shall promptly notify the other Filing Persons if any of the information set forth in such Schedule 13D shall be or become inaccurate in any material respect or if he or it learns of information which would require an amendment to such
Schedule 13D.


          IN WITNESS WHEREOF, the parties hereto have set forth their hand as of the 10th day of September, 1992.

                    THE ESTATE OF PETER SHARP

                    By:  /s/ Caroline Sharp
                         Caroline Sharp, Executrix

                    By:  /s/ Peter H. Sharp
                         Peter H. Sharp, Executor

                    By:  /s/ Randall A. Sharp
                         Randall A. Sharp, Executrix

                    PETER SHARP & CO., INC.

                    By:  /s/ Barry Tobias
                         Barry Tobias, Chief Financial
                            Officer